EXHIBIT 8

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares of Beneficial Interest, par value $0.01 per share, of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


Dated:      March 19, 2002


                              MORGAN STANLEY DEAN WITTER & CO.

                              By: /s/ Robert G. Koppenol
                                  --------------------------------------------
                                  Robert G. Koppenol
                                  Authorized Signatory


                              MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                              By: /s/ Richard A. Schultz
                                  --------------------------------------------
                                  Richard A. Schultz
                                  Authorized Signatory


                              MS REAL ESTATE SPECIAL SITUATIONS, INC.

                              By: /s/ Richard A. Schultz
                                  --------------------------------------------
                                  Richard A. Schultz
                                  Vice President